EXHIBIT 10.3

CONFIDENTIAL SEPARATION AGREEMENT

This Confidential Separation Agreement (this “Agreement”) is entered as of October 12, 2020 (the “Effective Date”), on one hand, Terra Tech Corp. (“Terra Tech”) and, on the other hand, Matthew Lee Morgan (“Morgan”) and the Matthew Lee Morgan Trust (the “Trust”), with respect to the terms of Morgan’s separation of employment with Terra Tech, resignation as its Chief Executive Officer (“CEO”) and with respect to related matters addressed herein. Terra Tech, Morgan and the Trust may hereafter be referred to herein, individually, from time to time as a “Party”, and collectively herein from time to time as the “Parties”.

RECITALS

WHEREAS, Morgan and Terra Tech are some of the parties to the (A) Agreement and Plan of Merger among Terra Tech, TT Merger Sub, Inc. (“Merger Sub”), OneQor Technologies, Inc. (“OneQor”), Mathew Morgan and Larry Martin, as an individual and Shareholder Representative, dated as of October 30, 2019, as amended by (B) Amendment No. 1 to Agreement and Plan of Merger among Terra Tech, Merger Sub, OneQor, Matthew Morgan and Larry Martin, as an individual and Shareholder Representative, dated as of December 2, 2019, and as amended by (C) Amendment No. 2 to Agreement and Plan of Merger among Terra Tech, Merger Sub, OneQor and Matthew Morgan, Larry Martin, as an individual and Shareholder Representative, dated as of February 14, 2020 (“Closing Date”), collectively “the Merger Agreement.”

WHEREAS, in connection with the Merger Agreement, following its closing, Morgan has served as the Chief Executive Officer of Terra Tech during a portion of 2020 pursuant to a written Amendment to Amended and Restated Executive Employment Agreement by and between OneQor and Matthew Morgan, dated as of February 13, 2020 (herein, the “Employment Agreement”).

WHEREAS, Terra Tech is the Borrower, and the Trust is the Lender, under that certain Secured Promissory Note in the face amount of $500,000, dated December 30, 2019, payable from Terra Tech to the Trust in accord with the terms thereof, on the Maturity Date of December 30, 2020, a true and correct copy of which is attached hereto as Exhibit 1 (the “Note”).

WHEREAS, Terra Tech is the Debtor, and the Trust is the Secured Party, under the certain Security Agreement dated December 30, 2019, given by Terra Tech to the Trust to secure repayment of the Note referenced herein, above, a true and correct copy of which is attached hereto as Exhibit 2 (the “Security Agreement”).

WHEREAS, both Morgan and Terra Tech intend as complete and immediate a separation of their affairs as possible, and for a modification and reduction of Terra Tech’s obligations to the Trust under the terms of the Note and Security Agreement, through an expiring credit, and therefore agree that the Parties shall separate from one another pursuant to and on the terms and conditions and specifications set forth in this Agreement, and modify the obligations set forth in the Note and Security Agreement as more fully specified herein below.

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the receipt, sufficiency and adequacy of which is hereby mutually acknowledged by the Parties, and for valid and binding consideration, the Parties hereby memorialize their agreements as follows:

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AGREEMENT

1. No Admission of Liability. The Parties mutually acknowledge and agree that the settlement, the delivery of this Agreement, and the consideration provided for in this Agreement shall not be interpreted or construed as any form of admission of liability by any Party hereto, except as otherwise expressly specified herein. This Agreement represents, among other things, the settlement of disputed and other claims and the Parties expressly deny all liability to one another except as expressly provided for in this Agreement, which shall govern their separation and any relationship among them going forward from the Effective Date.

2. Consideration. The consideration exchanged by and among the Parties in connection with this Agreement includes the following:

a. Morgan’s Forfeiture of Shares of Stock in Terra Tech. Morgan hereby irrevocably forfeits 14,616,118 shares of common stock of Terra Tech (the “Common Stock”) issued to him pursuant to the Merger Agreement (the “Shares”), representing all of the shares of Common Stock issued to Morgan pursuant to the Merger Agreement. As of the Effective Date, the Shares shall be cancelled and retired on the books and records of Terra Tech and shall be of no further force or effect, and Morgan agrees that no payment by Terra Tech shall be made with respect thereto. In connection with the foregoing forfeiture, Morgan represents and warrants to Terra Tech that (i) he has not, in whole or in part, assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares since the date of his acquisition thereof and (ii) to his knowledge, he holds good and valid title to the Shares, free and clear of all liens, encumbrances, pledges, interests, and adverse claims whatsoever. In connection with the foregoing forfeiture and cancellation of the Shares, Morgan shall deliver to Terra Tech and/or its representatives, a duly executed stock power in a form acceptable to Terra Tech, to the extent needed to separately memorialize the foregoing.

b. Modification reducing amount payable from Terra Tech to the Trust under the Note, and modification of Security Agreement. The terms of the Note and Security Agreement are re-affirmed by the Parties hereto, subject however to the following:

i. The Trust hereby grants to Terra Tech an expiring, one-time credit which it may use solely as an offset against the Note on the following terms and conditions (the “Credit”):

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A. Provided that Terra Tech has not been determined by a court of competent jurisdiction to be in default under this Agreement, the Note or the Security Agreement, then up through and including December 30, 2020, Terra Tech shall have a credit which it can apply to extinguish all of its remaining obligations under the Note so long as it pays $250,000 in good funds by wire transfer or other means to an account designated by the Trust (the “Accommodation Sum”), such that the $250,000 payment appears as cleared funds in said account, by no later than the close of business, Arizona time, on December 30, 2020 (the “Credit Expiry Time”). For the avoidance of doubt, no interest shall be due on the Note if payment is made as set forth in this paragraph.

B. If the $250,000 Accommodation Sum has not been paid as specified above by the Credit Expiry Time, then the Credit shall permanently and irrevocably expire, and the Note shall be enforceable in accord with its terms as stated.

C. In the event Terra Tech closes an Asset Sale or a Funding Event (as defined below) prior to December 30, 2020, Terra Tech shall pay the Accommodation Sum in good funds by wire transfer or other means to an account designated by the Trust within five (5) business days following such closing.

“Asset Sale” shall mean any event whereby Terra Tech sells assets that provides gross proceeds of at least $10,000,000.

“Funding Event” shall mean any event whereby Terra Tech raises equity or debt capital that provides gross proceeds of at least $10,000,000.

ii. The Trust agrees that the Security Agreement shall be deemed released if, as and when the indebtedness which it secures is paid in full, including through the proper use and application by Terra Tech of the expiring Credit referenced herein, above.

c. Settlement of Litigation. Morgan and Terra Tech shall each be responsible for fifty percent (50%) of the payments required to be made pursuant to that certain Settlement Agreement and Mutual Release (“Settlement Agreement”) among Scott Billups and Hisako Billups, on the one hand, and Staywell Laboratories, Inc. (“Staywell”), OneQor, Terra Tech and Morgan, on the other hand, dated on or about the date hereof, related to that certain lawsuit captioned Scott Billups, et al v. Staywell Laboratories, Inc., et al, Los Angeles Superior Court Case No. 20STCV13824 (the “Settlement Amount”), and the indemnifications provisions set forth below shall not apply to the Settlement Agreement. Promptly following execution of this Agreement, and within no more than two (2) banking days, Morgan shall deliver to the client trust account of Terra Tech’s counsel by wire transfer of immediately available funds 50% of the Settlement Amount. Such counsel shall transfer the amounts due pursuant to the Settlement Agreement to Terra Tech prior to the due dates and Terra Tech shall pay such amounts when due, contemporaneously along with its 50% of the financial obligations with respect to that Settlement Amount.

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d. Indemnification.

i. Certain Definitions

A. Arizona Matter: OneQor Technologies Inc. v. Franklin Maynard Horwich and Dynami Supply LLC, Superior Court of the State of Arizona, Maricopa County, Case No.: CV2019-015275, including any and all counterclaims related thereto.

B. Expenses: without limitation, any expense, liability, or loss, including all other costs and obligations, paid or incurred in connection with investigating, defending, being a party in, a witness in, participating in (including on appeal), or preparing for any of the foregoing relating to any Indemnifiable Event, including without limitation reasonable attorneys’ fees and costs.

C. Indemnifiable Event: a Morgan Indemnifiable Event or a Terra Tech Indemnifiable Event, as the case may be.

D. Indemnified Person: the Terra Tech Indemnified Persons and the Morgan Indemnified Persons, as the case may be.

E. Morgan Indemnifiable Event: any event or occurrence, including but not limited to any event of alleged negligence or contributory negligence, or alleged breach of contractual or statutory duty, that directly or indirectly relate to, result from or arise out of, wholly or partially, duties, or documents, contracts or agreements, written or oral, entered into or allegedly breached on or prior to the Closing Date, and any action or event or alleged breach of duty that occurred on or prior to the Closing Date; provided that (1) a contractual or statutory duty (other than as set forth in Section 2(d)(iv) hereof) which arose before the Closing Date but was allegedly breached after the Closing Date shall not be a Morgan Indemnifiable Event; and (2), the items identified in writing by the Parties shall be deemed not to be Morgan Indemnifiable Events, and are expressly, forever, fully and finally waived and released in all respects by Terra Tech as to Morgan. For the avoidance of doubt, the Parties agree that the Arizona Matter is deemed to be a Morgan Indemnifiable Event.

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F. Morgan Indemnified Person: Terra Tech and its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors and advisors.

G. Responsible Party: Morgan, in the case of claims brought by a Morgan Indemnified Person, and Terra Tech, in the case of claims brought by a Terra Tech Indemnified Person.

H. Terra Tech Indemnifiable Event: any event or occurrence, including but not limited to any event of alleged negligence or contributory negligence, or alleged breach of contractual or statutory duty, that directly or indirectly relate to, result from or arise out of, wholly or partially, duties, or documents, contracts or agreements, written or oral, entered into or allegedly breached after the Closing Date, and any action or event or alleged breach of duty that occurred after the Closing Date. For the avoidance of doubt, the Parties agree that the Arizona Matter is deemed not to be a Terra Tech Indemnifiable Event.

I. Terra Tech Indemnified Person: Morgan and his agents, partners, employees, assigns, representatives, lawyers, counselors, advisors, heirs, executors and administrators.

ii. Agreement to Indemnify Morgan by Terra Tech. Terra Tech hereby agrees to defend, indemnify and hold harmless the Terra Tech Indemnified Persons and shall reimburse the Terra Tech Indemnified Persons, for, from and against any and all Expenses, whether or not involving a third-party claim, directly or indirectly relating to, resulting from or arising out of a Terra Tech Indemnifiable Event, unless expressly prohibited by law.

iii. Agreement to Indemnify Terra Tech by Morgan. Morgan hereby agrees to defend, indemnify and hold harmless the Morgan Indemnified Persons and shall reimburse the Morgan Indemnified Persons, for, from and against any and all Expenses, whether or not involving a third-party claim, directly or indirectly relating to, resulting from or arising out of a Morgan Indemnifiable Event, unless expressly prohibited by law. Without limitation of the foregoing, the Parties agree that the provisions of this Section 2(d)(iii) shall apply to the Arizona Matter.

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iv. Limited Survival of Indemnification Obligations Arising Under the Merger Agreement, Section 7.5. As provided for herein, all conceivable claims arising under, in relation to or touching on or concerning the Merger Agreement are fully, finally and forever released and discharged as to Morgan, but, notwithstanding the broad and all-encompassing nature of that release, the Parties have agreed that, to a limited extent, and only to the limited extent described in this subsection, certain claims arising under Section 7.5 of the Merger Agreement, entitled “Indemnification”, shall survive, as set forth in this subsection, as follows:

A. Limited Survival: The Parties’ respective obligations under the Merger Agreement at Section 7.5(a) survive and at Section 7.5(c) survive.

B. Exceptions to limited survival: Notwithstanding anything in the Limited Survival clause above seemingly or arguably to the contrary, that Limited Survival provision shall not extend to, nor provide for or allow the survival or revival of, any actual or potential claims or rights of Terra Tech based on:

a. The Employment Agreement, or any version of it, said obligations being fully, finally and forever released and discharged, notwithstanding that said Employment Agreement might be considered a “Transaction Agreement executed by OneQor” under the language of the Merger Agreement.

b. Any direct or indirect claim for any form of liability for the claims noted as released in Section 2(d)(i)(E)(2) hereof.

c. Any claim based on Sections 7.2 or 7.3 of the Merger Agreement.

v. Claims.

A. Any Indemnified Person shall promptly deliver a Responsible Party a notice (“Claim Notice”) of any matter which such Indemnified Person has determined has given or could give rise to a right of indemnification under this Agreement (“Claim”), within twenty (20) business days of such determination, stating the nature of the Claim, to the extent then known by the Indemnified Person, a good-faith estimate of the Expenses and method of computation thereof, to the extent then reasonably estimable, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to so timely notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Person from the Responsible Party, if the Responsible Party does not notify the Indemnified Person within ten (10) business days from its receipt of the Claim Notice that the Responsible Party disputes such Claim (“Dispute Notice”), the Responsible Party shall be deemed to have accepted and agreed with such Claim. If the Responsible Party has disputed a Claim for indemnification, the Responsible Party and the Indemnified Person shall proceed in good faith to negotiate a resolution to such dispute. If the Responsible Party and the Indemnified Person cannot resolve such dispute in thirty (30) days after delivery of the Dispute Notice, such dispute shall be resolved pursuant to the terms of Section 7(b).

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B. If an action, demand, suit, claim or proceeding by a third party (“Third-Party Claim”) is made against any Indemnified Person, and if such Indemnified Person intends to seek indemnity with respect thereto, such Indemnified Person shall promptly notify the Responsible Party of such Third-Party Claim; provided that the failure to so notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is materially prejudiced thereby. Other than in connection with a Third-Party Claim by a federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof, the Responsible Party shall have the right to assume, within thirty (30) days after receipt of such notice, the conduct and control, through counsel reasonably acceptable to the Indemnified Person at the expense of the Responsible Party, of the settlement or defense thereof, by sending notice thereof to the Indemnified Person, which notice shall state that the Responsible Party shall indemnify the Indemnified Person for the entirety of all Expenses the Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, and the Indemnified Person shall cooperate with it in connection therewith; provided that the Responsible Party shall permit the Indemnified Person to participate in such settlement or defense through counsel chosen by such Indemnified Person; provided, further, that the fees and expenses of such counsel shall be borne by such Indemnified Person. Notwithstanding an election to assume the defense of such Third-Party Claim, the Indemnified Person shall have the right to employ separate co-counsel and to participate in the defense as counsel of record, if applicable, in such action, demand, suit, claim or proceeding (and the Parties shall jointly control the defense), and the Responsible Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) there exists any actual or potential conflict of interest between the Indemnified Person and the Responsible Party in connection with the defense of the Third-Party Claim that would make representation by the same counsel or the counsel selected by the Responsible Party inappropriate, (ii) such Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Person, (iii) such Third-Party Claim is related to or otherwise arises in connection with any criminal or regulatory enforcement action, demand, suit, claim or proceeding, or (iv) the resolution of the Third-Party Claim could materially affect the operations or business of the Morgan Indemnified Persons.

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C. So long as the Responsible Party is reasonably contesting any such Third-Party Claim in good faith, the Indemnified Person shall not pay or settle any Third-Party Claim without the prior consent of the Responsible Party, which consent shall not be unreasonably withheld. If the Responsible Party does not notify the Indemnified Person within thirty (30) days after the receipt of the Indemnified Person’s notice of a Third-Party Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Person shall have the right to contest, settle or compromise the Third-Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Responsible Party shall not, except with the consent of the Indemnified Person, enter into any settlement that (i) does not include as an unconditional term thereof the giving by the person or persons asserting such Third-Party Claim to all Indemnified Parties of an unconditional release from all liability with respect to such Third-Party Claim or consent to entry of any judgment, (ii) does not involve only the payment of money damages, (iii) imposes an injunction or other equitable relief upon the Indemnified Person or (iv) includes any admission of wrongdoing or misconduct by the Indemnified Person.

D. Any Indemnified Person and Responsible Party shall cooperate in all reasonable respects with the other Party and its attorneys in the investigation, trial and defense of any Third-Party Claim and any appeal arising therefrom and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include reasonable access during normal business hours afforded to each Party and its agents and representatives to, and reasonable retention by each Party of, records and information which have been identified by the other Party as being reasonably relevant to such Third-Party Claim, and making employees and attorneys available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties shall cooperate with each other in any notifications to insurers.

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vi. Binding Effect. A Responsible Party’s indemnity obligations shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of Terra Tech), assigns, spouses, heirs, and personal and legal representatives.Terra Tech shall use its reasonable efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Terra Tech, by written agreement in form and substance reasonably satisfactory to Morgan, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Terra Tech would be required to perform if no such succession had taken place.The indemnification provided under this Agreement shall continue as to an Indemnified Person for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he, she or it may have ceased to serve in such capacity at the time of any Indemnifiable Event.

vii. Payment Obligations. It shall not be a basis to delay or fail to make an indemnity payment for a Responsible Party to contend that an Indemnified Person has not obtained a preliminary or final ruling in their favor with respect to any claim made against the Indemnified Person for which the Indemnified Person seeks indemnity, or that further approval by the Responsible Party is required.

e. Mutual and General Releases.

i. Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth in herein, Morgan individually and on behalf of his heirs, executors and administrators hereby releases and discharges Terra Tech and its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and/or agents, individually and collectively, of and from any and all conceivable known or unknown liabilities, claims, demands for damages, costs, indemnification, contribution, or any other thing for which Morgan has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification, or a contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which he may have or has had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions which have arisen at any time prior to the Effective Date of this Agreement, including, but not limited to, any and all claims arising out of the Merger Agreement (other than as set forth in Section 2(d)(iv) hereof), the Employment Agreement, the employment of Morgan by Terra Tech, or any claim by Morgan for fraud, breach of employment contract, or wrongful termination by Terra Tech, any claim for harassment or discrimination, discharge in violation of public policy and/or violation of any state and federal laws, including without limitation, the Age Discrimination In Employment Act as amended, the Older Workers Benefits Protection Act, the Fair Employment And Housing Act, the Americans With Disabilities Act, Title VII Of The Civil Rights Act Of 1964, as amended, the Fair Labor Standards Acts, as amended, the National Labor Relations Act, as amended, the Labor - Management Relations Act, as amended, the Worker Adjustment And Retraining Notification Act Of 1988, as amended, the Rehabilitation Act Of 1973, as amended, the Equal Pay Act, the Pregnancy Discrimination Act, the Employee Retirement Income Security Act Of 1974, as amended, the Family Medical Leave Act Of 1993, the California Family Rights Act, as amended and the California Labor Code.

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ii. Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth herein, Terra Tech and any person or entity claiming by, through or under it, including without limitation any of its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and agents, individually and collectively, hereby release and discharge Morgan individually and his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors and/or agents of and from any and all conceivable known or unknown liabilities, claims, demands for damages, costs, indemnification, contribution, or any other thing for which Terra Tech has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification, or any contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which Terra Tech may have or has had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions which have arisen at any time prior to the Effective Date of this Agreement, including, but not limited to, any and all claims arising out of the Merger Agreement (other than as set forth in Section 2(d)(iv) hereof), the Employment Agreement, Morgan’s position as CEO of Terra Tech, Morgan’s position on the Board of Directors of Terra Tech, or in connection any job duties or functions for or obligations of any type to Terra Tech, or any claim by Terra Tech for breach of any agreement, promise, commitment, or other obligation of any type or nature.

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iii. The parties acknowledge the existence of and, with respect to the releases hereinabove, expressly waive and relinquish any and all rights and benefits either has or may have under California Civil Code, Section 1542, which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

iv. The Parties acknowledge that they have had the opportunity to consult and discuss fully with counsel of their choosing the meaning and effect of the above waivers and releases, are aware that either may hereafter discover facts different from or in addition to those which either now knows or believes to be true with respect to the matters released above, and agree that the releases so given shall be and remain in effect as a full and complete release of the respective claims and other matters, notwithstanding any such different or additional facts.

3. Representations.

a. Morgan acknowledges and affirms that he has been paid all wages due to him through the Effective Date and waives any accrued paid-time-off (PTO) that he may be due. Morgan acknowledges and affirms that he is not eligible for or entitled to any employment related bonus for which he may otherwise be eligible. Morgan acknowledges and affirms that in the event he elects to continue health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA), he shall be responsible for all premiums due thereunder. Morgan acknowledges and affirms that neither he nor his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors and/or agents have knowledge of any pending or threatened action, demand, suit, claim or proceeding, or any inquiry, hearing, or investigation that could lead to the institution of any action, demand, suit, claim or proceeding, whether civil, criminal, administrative, investigative, or otherwise, against any Morgan Indemnified Person that has not been disclosed to Terra Tech or one of its officers in writing.

b. Terra Tech warrants and represents that its Board of Directors, excluding Morgan, has voted to approve this Agreement and all of the obligations of Terra Tech provided for hereunder, and that a written resolution confirming same is and shall be maintained in its official books and records.

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4. No Assignment. The Parties warrant and represent that neither they, nor anyone on their behalf, previously assigned or transferred or purported to assign or transfer, or will in the future assign or transfer or purport to assign or transfer, to any person or entity not a party to this Agreement any claims released by this Agreement.

5. Confidentiality. Except as otherwise required by applicable law, rule or regulation, the content of this Agreement, and of the Parties’ discussions and negotiations pertaining to it, are confidential, meaning that the Parties will not disclose or knowingly allow to be disclosed any information concerning this Agreement and its performance to anyone, except that the Agreement and any details relating hereto may be disclosed by the Parties to their respective attorneys, accountants, and, as required, to governmental authorities for legally valid purposes. The Parties further understand and agree that there will be both a public news release and governmental filing concerning Morgan’s separation from Terra Tech, and have agreed that the content of any such release and any such filing shall be limited, unless the Parties otherwise mutually agree, to the statement set forth in full on Exhibit 3 to this Agreement, and that the release or dissemination of such statement shall not be considered to be a violation of this Agreement generally, or this paragraph of this Agreement specifically. Further, to the extent required by law, but only to the extent required by law, this Agreement or portions hereof may be included as an attachment to or portion of any required public filing by Terra Tech, and/or may be referenced in any relevant public filings by its title, date and party and signatory names.

6. Non-Disparagement. The Parties agree that no Party shall disparage another to clients, customers or other third parties, or otherwise make statements or take actions that would place any Party in a negative light, which includes refraining from defaming, libeling, disparaging or otherwise making statements which would place any Party or any client of any Party in a negative light, without limitation, in any public forum including newspaper, magazine, periodical, book, television broadcast, motion picture, videotape, film, play, interview, weblog, chat rooms, e-mails or other medium associated with the world wide web and/or internet or any other means of public expression, and to any person or entity (whether done anonymously or not), and that the remedy for any alleged violation of this provision shall be an application for injunctive relief in a court of competent jurisdiction, with respect to which the Parties agree to waive any and all bonding requirements that might otherwise apply.

7. Miscellaneous Provisions

a. This is the entire agreement of the Parties relating to the subject matters addressed herein, meaning that (other than as set forth in Section 2(d)(iv) hereof) any prior understandings, representations or statements, oral, written or implied, concerning such subject matter are expressly superseded, eliminated and replaced by this Agreement such that this Agreement embodies the full and final understandings and obligations of the Parties with respect to each other going forward from the Effective Date.

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b. This Agreement shall be governed by and construed according to California law. The Parties agree that any claim or dispute arising from this Agreement must be resolved by the federal or state courts located in Orange County, California, and no other.

c. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, in whole or in part, the remainder shall remain in effect and the stricken provision (or portion thereof) shall be replaced, to the extent possible, with an enforceable provision as similar in tenor as legally permissible.

d. This Agreement can only be amended in a writing signed by all of the Parties hereto, or by the successors to such Parties, and which expressly identifies itself as an amendment to or modification of this Agreement.

e. This Agreement shall inure to the benefit of and be binding on the heirs, executors, administrators, legal successors and assigns of the Parties hereto.

f. This Agreement, together with any exhibits, attachments, and/or schedules hereto, may be signed in counterparts with signatures compiled using the signature pages hereof, and delivered by email to the other Parties, and each such signed and transmitted Agreement which includes all specified signatures shall be deemed an original instrument and shall each constitute a true and complete copy of the entire Agreement.

g. Each party shall bear its/his own costs with respect to the drafting, negotiation and execution of this Agreement.

h. In any action or proceeding arising from or related to this Agreement, the prevailing party shall be entitled to apply for an award of reasonable attorneys’ fees and costs in any such action.

i. This Agreement is the result of negotiations between the Parties.Any ambiguity shall not be construed against either side on the basis of such side having drafted, prepared, suggested or reviewed the language of any provision.

j. The Parties acknowledge they have read and understood this Agreement, in its entirety, and voluntarily enter this Agreement of their own free will, without duress or undue influence by any non-party or party to this Agreement.

k. The Parties, and each of them, acknowledge, represent and warrant they were represented by independent legal counsel of their choosing throughout all negotiations preceding and occurring in connection with the negotiation and execution of this Agreement.

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l. Each Exhibit hereto is incorporated herein, by reference, in full so as to be expressly made a part of this Agreement.

m. Upon full execution of this Agreement by all Parties hereto, Morgan resigns as an employee, officer and director of Terra Tech, effective immediately. Upon full execution of the Settlement Agreement by all parties thereto, Morgan shall be deemed to have resigned as an employee, officer and director of Staywell and OneQor.

n. Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, under applicable law or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated hereby.

o. Notices: Notices required or permitted under this Agreement shall be sent by the party issuing the notice as follows, and shall be deemed received by the recipient upon actual receipt:

i. If to Morgan:

By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:

XXXXX

XXXXX

XXXXX

XXXXX

With a courtesy, non-notice copy by email to:

XXXXX and XXXXX

ii. If to Terra Tech:

By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:

Terra Tech Corp.

2040 Main St., Suite 225

Irvine, CA 92614

Attn: CEO

With a courtesy, non-notice copy by email to:

XXXXX and XXXXX

[signatures by all Parties appear on the page which follows]

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SIGNATURES OF THE PARTIES

Dated: October 12, 2020

/s/ Michael Nahass

Terra Tech Corp.

By:Michael Nahass

Its:President

Dated: October 12, 2020

/s/ Matthew Lee Morgan

By: Matthew Lee Morgan

Dated: October 12, 2020

/s/ Matthew Lee Morgan

By: Matthew Lee Morgan, authorized

representative of the Matthew Lee Morgan Trust

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EXHIBITS INCORPORATED BY REFERENCE INTO THIS AGREEMENT, WHICH FOLLOW

1. Secured Promissory Note with Terra Tech as Borrower and the Trust as Lender, in the Face Amount of $500,000, dated December 30, 2019, and with a Maturity Date of December 30, 2020.

2. Security Agreement with Terra Tech as Debtor and the Trust as Secured Party, securing the Note, dated December 30, 2019.

3. Mutually Agreed News Release and Content of Regulatory Announcement Filing.

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